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                                EXHIBIT 21.00

                       SUBSIDIARIES OF THE COMPANY AND
                        OWNERSHIP OF SUBSIDIARY STOCK
                       -------------------------------



       NAME OF                  STATE/COUNTRY                      % OF SHARES
     SUBSIDIARY               OF INCORPORATION                 OWNED BY COMPANY
     ----------               ----------------                 ----------------

   WABASH NATIONAL                 INDIANA                            100%
       FINANCE
     CORPORATION


 CONTINENTAL TRANSIT               INDIANA                            100%
     CORPORATION


WABASH INTERNATIONAL,        U.S. VIRGIN ISLANDS                      100%
         INC.
(FOREIGN SALES CORP.)


  ROADRAILER BIMODAL            UNITED KINGDOM                        100%
         LTD.                  NORTHERN IRELAND


   WABASH NATIONAL                 GERMANY                            100%
         GmbH


   FREHAUF TRAILER                 DELAWARE                           100%
    SERVICES, INC.



